EXHIBIT 15

October 31, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated October 31, 2017 on our review of interim financial information of 3M Company and its subsidiaries (the “Company”), which is included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017, is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-30689, 333-30691, 333-44760, 333-73192, 333-101727, 333-109282, 333-128251, 333-130150, 333-151039, 333-156626, 333-156627, 333-166908, 333-174562, 333-181269, 333-181270 and 333-211431) and Form S-3 (Registration Nos. 333-216219, 33-48089, 333-42660 and 333-109211).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota